UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Express, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 3, 2011. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

		Votes For	Votes Withheld	Broker Non-Votes
1.	Election of Directors:
	David C. Dominik	73,399,275	5,401,091	1,794,304
	Sam K. Duncan	72,753,535	6,046,831	1,794,304

		Votes For	Votes Against	Abstentions
2.	Ratification of Selection of Independent Registered Public Accounting Firm	79,518,153	1,029,009	47,508

		Votes For	Votes Against	Abstentions	Broker Non-Votes
3.	Advisory Vote on Executive Compensation	57,760,386	20,983,942	56,038	1,794,304

		1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
4.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	33,376,234	2,690,382	42,704,747	29,003	1,794,304

Item 8.01             Other Events.

On June 8th and June 9th of 2011, Express, LLC, a wholly-owned subsidiary of the Company, repurchased an aggregate of $24.2 million of its 8¾% Senior Notes due 2018 (“Senior Notes”) in open market transactions for an aggregate amount equal to approximately $26.4 million, plus accrued and unpaid interest. A portion of these Senior Notes, having a principal amount equal to $15.0 million, were repurchased from Golden Gate Capital for an amount equal to approximately $16.4 million, plus accrued and unpaid interest.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 9, 2011	By	/s/ Matthew C. Moellering
Matthew C. Moellering
Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary